PRESS RELEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ARMADA HOFFLER’S BOARD OF DIRECTORS NAMES SHAWN TIBBETTS AS CHIEF EXECUTIVE OFFICER EFFECTIVE JANUARY 1, 2025 Lou Haddad to retire as CEO after nearly 40 years of dedicated service, retains role of Board Executive Chairman VIRGINIA BEACH, VA, November 18, 2024 ─ Armada Hoffler’s (NYSE: AHH) Board of Directors announces that Shawn Tibbetts, the Company’s President and Chief Operating Officer, has been named Chief Executive Officer beginning January 1, 2025. Current CEO Lou Haddad will retire at the end of 2024 but will retain the role of Executive Chairman of the Company’s Board of Directors. Additionally, the Board of Directors expects to appoint Tibbetts to the Board of Directors upon his elevation to Chief Executive Officer. Tibbetts, who has served as the Company's Chief Operating Officer since 2019 and was elevated to President earlier this year as part of a deliberate and thorough succession planning process conducted over the last several years and published early this year, has been a key driver of Armada Hoffler’s operational excellence and strategic growth. With over 20 years of experience in corporate leadership, Tibbetts brings a deep understanding of the company’s operations, culture, and long-term vision. Since joining Armada Hoffler, Tibbetts has successfully led the team to historic performance coming out of the pandemic, growing the Company’s portfolio NOI by 45%, and overseeing the successful execution of over $1.2 billion of transactions. Tibbetts previously served as The Port of Virginia’s President and Chief Operations Officer. A native of Portsmouth, Tibbetts earned his undergraduate degree from James Madison University, his MBA from the College of William & Mary, and completed the Advanced Management Program at Harvard Business School "I am honored to take on the role of CEO and build upon the strong foundation that Lou has built, while evolving the firm with a heightened focus on continuous improvement of the quality of our income stream and balance sheet," said Tibbetts. "I look forward to continuing our work with the talented leadership team and our dedicated employees to further strengthen Armada Hoffler's position in our markets and deliver value to our shareholders. I am immensely grateful to Dan Hoffler, Lou and the entire Board of Directors for their unwavering support." During Haddad’s tenure as CEO, Armada Hoffler achieved significant milestones, including the Company’s initial public offering and transition into a publicly-traded REIT listed on the New York Stock Exchange (NYSE: AHH), completing the multi-million-dollar public-private Exhibit 99.1 partnership development at Town Center of Virginia Beach, and growing the Company’s portfolio to span over eight states with an enterprise value of $2.6 billion. Under Haddad’s guidance, the Company has strengthened its market position and fostered a culture of excellence. “This exciting step represents the continuation of a seamless transition plan that was the product of significant planning and forethought,” said Eva Teig Hardy, Lead Independent Director of Armada Hoffler’s Board of Directors. “We congratulate Lou Haddad on a remarkable career helping to build Armada Hoffler into what it is today and appreciate his continued dedication to the prosperity of the Company and our shareholders. Having worked closely with Shawn over the last 5 years, I am very confident in his abilities to lead Armada Hoffler forward.” Armada Hoffler believes that its succession planning framework positions the Company for long- term success and sustainability. "I am proud of everything we have collectively accomplished throughout my 38 rewarding years leading this incredible company," said Haddad. " I am confident that Shawn, who is an exceptional leader, will guide Armada Hoffler to amazing accomplishments in the years ahead. I look forward to continuing to serve the company as Executive Chairman." About Armada Hoffler Armada Hoffler is a vertically integrated, self-managed real estate investment trust ("REIT") with over four decades of experience developing, building, acquiring, and managing high-quality, institutional-grade office, retail, and multifamily properties located primarily in the Mid-Atlantic and Southeastern United States. In addition to developing and building properties for its own account, the Company also provides development and general contracting construction services to third-party clients. Founded in 1979 by Daniel A. Hoffler, the Company has elected to be taxed as a REIT for U.S. federal income tax purposes. For more information, visit ArmadaHoffler.com. Forward-Looking Statements Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These statements relate to the prospects of the Company and the appointment of Mr. Tibbetts to the Board of Directors. The forward-looking statements presented herein are based on the Company's current expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors”

included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law. Contact: Chelsea Forrest Armada Hoffler VP of Corp. Comms. and Investor Relations Email: cforrest@armadahoffler.com Phone: (757) 366-4000 ###